Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-1 of our reports dated November 7, 2012 relating to the financial statements and financial statement schedule, which appear in CHS Inc.’s Annual Report on Form 10-K for the year ended August 31, 2012.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

Minneapolis, Minnesota

September 3, 2013